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As filed with the Securities and Exchange Commission on October 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISTA MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3184035 (I.R.S. Employer Identification No.)
2101 Faraday Avenue Carlsbad, CA 92008 (Address of Principal Executive Offices)

1997 STOCK OPTION/STOCK ISSUANCE PLAN
1997 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

John R. Lyon
Chief Executive Officer
Vista Medical Technologies, Inc.
2101 Faraday Avenue
Carlsbad, CA 92008
(Name and Address of Agent For Service)

(760) 603-9120
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael S. Kagnoff, Esq.
Heller Ehrman White & McAuliffe LLP
4350 La Jolla Village Drive, Suite 700
San Diego, California 92122
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share (under 1997 Stock Option/Stock Issuance Plan)	200,000	$2.74	$548,000	$44.33

Common Stock, $0.01 par value per share (under 1997 Employee Stock Purchase Plan)	100,000	$2.74	$274,000	$22.17

Total	300,000	—	$822,000	$66.50

(1)
Represents shares registered pursuant to this registration statement that are available for issuance under the Registrant's 1997 Stock Option/Stock Issuance Plan and the 1997 Employee Stock Purchase Plan (the "Plans"). Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this registration statement also relates to Registration Statements on Form S-8 Nos. 333-30591 and 333-85380. Prior to this registration statement, a total of 892,500 shares issuable under the Registrant's 1997 Stock Option/Stock Issuance Plan and a total of 50,000 shares issuable under the Registrant's 1997 Employee Stock Purchase Plan have been registered under the Securities Act. This registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of common stock.

(2)
Estimated solely for purposes of this offering under Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the registrant's common stock on September 30, 2003, as reported on the Nasdaq Small Cap Market

        Pursuant to General Instruction E of Form S-8, this registration statement relates to amendments to our 1997 Stock Option/Stock Issuance Plan (the "Option Plan") and our 1997 Employee Stock Purchase Plan (the "Employee Plan") to increase the number of shares authorized to be issued hereunder. This registration statement is filed solely to register (a) 200,000 additional shares under the Option Plan and (b) 100,000 additional shares under the Employee Plan. Such increases were approved by our Board of Directors and stockholders. The contents of our Registration Statements on Form S-8 Nos. 333-30591 and 333-85380 are hereby incorporated by reference. Also pursuant to Instruction E of Form S-8, the filing fee is being paid only with respect to the 300,000 shares of common stock not previously registered.

PART II

Information Required In The Registration Statement

Item 3. Incorporation of Documents by Reference

        Our Annual Report on Form 10-K for the year ended December 31, 2002, and all other reports filed with the Commission pursuant to the requirements of Section 13(a) or Section 15(d) of the Exchange Act since December 31, 2002, are hereby incorporated by reference, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

        The description of our Common Stock contained in our Registration Statement on Form S-1 (No. 333-22985) filed with the Commission on March 7, 1997, is hereby incorporated by reference.

        Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all reports which may be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents.

Item 8. Exhibits

4.1	Registrant's Second Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
4.2
Registrant's Certificate of Amendment of Second Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q filed with the SEC on November 14, 2001, and incorporated herein by reference)
4.3	Registrant's Restated Bylaws (filed as Exhibit 3.4 to the Registrant's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference)
4.4	Registrant's Certificate of Designations of Series A Convertible Preferred Stock (filed as Exhibit 3.3 to the Registrant's annual report on Form 10-K filed with the SEC on March 31, 2003)
4.5	1997 Stock Option/Stock Issuance Plan, as amended and filed herewith.
4.6
1997 Stock Option/Stock Issuance Plan Form of Notice of Grant (filed as Exhibit 10.39 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
4.7
1997 Stock Option/Stock Issuance Plan Form of Stock Option Agreement (filed as Exhibit 10.40 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
4.8
1997 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement (filed as Exhibit 10.41 to the Company's Form S-1/A registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).
4.9
1997 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (filed as Exhibit 10.46 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).
4.10	1997 Employee Stock Purchase Plan, as amended and filed herewith.
5.1	Opinion and Consent of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Heller Ehrman White & McAuliffe LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the signature page of this registration statement on Form S-8.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 3rd day of October, 2003.

VISTA MEDICAL TECHNOLOGIES, INC.

By:
/s/ JOHN R. LYON John R. Lyon Chief Executive Officer

POWER OF ATTORNEY

        Each director and/or officer of Vista Medical Technologies, Inc. whose signature appears below constitutes and appoints John R. Lyon, Chief Executive Officer, and Stephen Gorgol, Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOHN R. LYON John R. Lyon	Chief Executive Officer and Director (Principal Executive Officer)	August 28, 2003
/s/ STEPHEN GORGOL Stephen Gorgol	Chief Financial Officer (Principal Financial and Accounting Officer)	August 28, 2003
/s/ JAMES C. BLAIR James C. Blair	Chairman of the Board and Director	August 28, 2003
/s/ DANIEL J. HOLLAND Daniel J. Holland	Director	August 28, 2003
/s/ LARRY M. OSTERINK Larry M. Osterink	Director	August 28, 2003
/s/ GEORGE B. DEHUFF George B. DeHuff	Director	August 28, 2003
/s/ SCOTT PANCOAST Scott Pancoast	Director	August 28, 2003

Index To Exhibits

Item No.	Description of Items
4.1	Registrant's Second Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
4.2
Registrant's Certificate of Amendment of Second Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q filed with the SEC on November 14, 2001, and incorporated herein by reference)
4.3	Registrant's Restated Bylaws (filed as Exhibit 3.4 to the Registrant's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference)
4.4	Registrant's Certificate of Designations of Series A Convertible Preferred Stock (filed as Exhibit 3.3 to the Registrant's annual report on Form 10-K filed with the SEC on March 31, 2003)
4.5	1997 Stock Option/Stock Issuance Plan, as amended herewith.
4.6
1997 Stock Option/Stock Issuance Plan Form of Notice of Grant (filed as Exhibit 10.39 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
4.7
1997 Stock Option/Stock Issuance Plan Form of Stock Option Agreement (filed as Exhibit 10.40 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
4.8
1997 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement (filed as Exhibit 10.41 to the Company's Form S-1/A registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).
4.9
1997 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (filed as Exhibit 10.46 to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).
4.10	1997 Employee Stock Purchase Plan, as amended herewith.
5.1	Opinion and Consent of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Heller Ehrman White & McAuliffe LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the signature page of this registration statement on Form S-8.

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PART II Information Required In The Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
Index To Exhibits